Exhibit 23.6


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



FrontLine Capital Group
New York, New York



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form S-3 of our report dated February 13, 1998 relating to the consolidated statements of operations, shareholders' equity, and cash flows of OmniOffices Group, Inc. for the period from January 1, 1997 to August 25, 1997.


We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO SEIDMAN, LLP


Atlanta, Georgia
October 17, 2000